Exhibit (d)
                             Scudder Pathway Series
                             Two International Place
                           Boston, Massachusetts 02110

                                                               December 31, 1997


Scudder Kemper Investments, Inc.
345 Park Avenue
New York, New York  10154


                         Investment Management Agreement
                             Scudder Pathway Series

Ladies and Gentlemen:



      Scudder Pathway Series (the "Trust") has been established as a Massachusetts business trust to engage in the business of an investment company. Pursuant to the Trust's Declaration of Trust, as amended from time-to-time (the "Declaration"), the Board of Trustees has divided the Trust's shares of beneficial interest, par value $.01 per share, (the "Shares") into separate series, or portfolios, including Conservative Portfolio, Balanced Portfolio, Growth Portfolio and International Portfolio (the "Portfolios"). Series may be abolished and dissolved, and additional series established, from time to time by action of the Trustees.



      The Trust, on behalf of the Portfolios, has selected you to act as the sole investment manager of the Portfolios and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust on behalf of the Portfolios agrees with you as follows:



      1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of the Portfolios in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") relating to the Portfolios included in the Trust's Registration Statement on Form N-1A, as amended from time to time, (the "Registration Statement") filed by the Trust under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust and the Portfolios:



(a)  The Declaration dated July 1, 1994 as amended to date.



(b)  By-Laws of the Trust as in effect on the date hereof (the "By-Laws").



(c) Resolutions of the Trustees of the Trust and the shareholders of each Portfolio selecting you as investment manager and approving the form of this Agreement.

(d) Establishment and Designation of Series of Shares of Beneficial Interest dated September 12, 1996 relating to each Portfolio.



      The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.


   2. Sublicense to Use the Scudder Trademarks. As exclusive licensee of the rights to use and sublicense the use of the "Scudder," "Scudder Kemper Investments, Inc." and "Scudder, Stevens & Clark, Inc." trademarks (together, the "Scudder Marks"), you hereby grant the Trust and Portfolios a nonexclusive right and sublicense to use (i) the "Scudder" name and mark as part of their names (the "Trust Names"), and (ii) the Scudder Marks in connection with their investment products and services, in each case only for so long as this Agreement, any other investment management agreement between you and the Trust, or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as you are a licensee of the Scudder Marks, provided however, that you agree to use your best efforts to maintain your license to use and sublicense the Scudder Marks. The Trust and Portfolios agree that they shall have no right to sublicense or assign rights to use the Scudder Marks, shall acquire no interest in the Scudder Marks other than the rights granted herein, that all of their uses of the Scudder Marks shall inure to the benefit of Scudder Trust Company as owner and licensor of the Scudder Marks (the "Trademark Owner"), and that the Trust and Portfolios shall not challenge the validity of the Scudder Marks or the Trademark Owner's ownership thereof. The Trust and Portfolios further agree that all services and products they offer in connection with the Scudder Marks shall meet commercially reasonable standards of quality, as may be determined by you or the Trademark Owner from time to time, provided that you acknowledge that the services and products the Trust and Portfolios rendered during the one-year period preceding the date of this Agreement are acceptable. At your reasonable request, the Trust and Portfolios shall cooperate with you and the Trademark Owner and shall execute and deliver any and all documents necessary to maintain and protect (including but not limited to in connection with any trademark infringement action) the Scudder Marks and/or enter the Trust and Portfolios as registered users thereof. At such time as this Agreement or any other investment management agreement shall no longer be in effect between you (or your successor) and the Trust and Portfolios, or you no longer are a licensee of the Scudder Marks, the Trust and Portfolios shall (to the extent that, and as soon as, it lawfully can) cease to use the Trust Names or any other name indicating that it is advised by, managed by or otherwise connected with you (or any organization which shall have succeeded to your business as investment manager) or the Trademark Owner. In no event shall the Trust use the Scudder Marks or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name "Scudder") if this Agreement or any other investment advisory agreement between you (or your successor) and the Trust is terminated.



      3. Portfolio Management Services. As manager of the assets of the Portfolios, you shall provide continuing investment management of the assets of the Portfolios in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage each Portfolio so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Portfolios shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Portfolios in accordance with the requirements set forth in this section 3, you shall be entitled to receive and act upon advice of counsel to the Trust or counsel to you. You shall also make available to the Trust promptly upon request all of the Portfolios' investment records and ledgers as are necessary to assist the Trust in complying with the requirements of he 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.



      You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Portfolios and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Portfolio policies as expressed in the Registration Statement. You shall determine what portion of each Portfolio's investment portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.



      You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Portfolios and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.



      4. Administrative Services. In addition to the portfolio management services specified above in section 3, you shall furnish at your expense for the use of the Portfolios such office space and facilities in the United States as the Portfolios may require for their reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Trust administrative services on behalf of the Portfolios necessary for operating as an open-end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Trust's Board of Trustees and reports and notices to Portfolio shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Portfolio operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Portfolios' transfer agent; assisting in the preparation and filing of each Portfolio's federal, state and local tax returns; preparing and filing each Portfolio's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of each Portfolio under applicable federal and state securities laws; maintaining or causing to be maintained for each Portfolio all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Portfolios' custodian or other agents of the Portfolios; assisting in establishing the accounting policies of each Portfolio; assisting in the resolution of accounting issues that may arise with respect to each Portfolio's operations and consulting with the Portfolios' independent accountants, legal counsel and the Portfolios' other agents as necessary in connection therewith; establishing and monitoring each Portfolio's operating expense budgets; reviewing each Portfolio's bills; processing the payment of bills that have been approved by an authorized person; assisting each Portfolio in determining the amount of dividends and distributions available to be paid by each Portfolio to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent,  the custodian,  and the accounting agent with such information as
is  required  for  such   parties  to  effect  the  payment  of  dividends   and
distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of each Portfolio's business, subject to the direction and control of the Trust's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of a Portfolio or any other person not a party to this Agreement which is obligated to provide services to the Portfolios.



      5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including each Portfolio's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Portfolios, the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 3 hereof and the administrative services described in section 4 hereof.



      You shall not be required to pay any expenses of the Portfolios other than those specifically allocated to you in this section 5 and under the terms of the Special Servicing Agreement dated November 15, 1996 ("Special Servicing Agreement") among you, the Trust, Scudder Fund Accounting Corporation, Scudder Service Corporation, Scudder Trust Company, Scudder Investor Services, Inc. and the various funds in which the Portfolios may invest (the "Underlying Funds"). In particular, but without limiting the generality of the foregoing, such expenses include the following: organization expenses of each Portfolio (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Portfolio advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Portfolios' custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Portfolios in connection with membership in investment company trade organizations; fees and expenses of the Portfolios' accounting agent, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 5, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Portfolios; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of the Portfolios for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Portfolios' investment portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Portfolios; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of the Portfolios and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Trust; costs of shareholders' and other meetings; and travel expenses (or an appropriate portion thereof) of Trustees and officers of the Trust who are directors, officers or employees of you to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisors thereto held outside of Boston, Massachusetts or New York, New York.



      Except as provided in the Special Servicing Agreement, you shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Portfolios if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the Portfolios' Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust on behalf of the Portfolios shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Portfolios (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Portfolios (or some other party) pursuant to such a plan.



      6. Management Fee and Payment of Certain Expenses. As you expect to receive additional compensation under investment management agreements currently in effect between you and the Underlying Funds due to growth in the assets of the Underlying Funds resulting from investments in the Underlying Funds by the Portfolios, you will not be paid a fee for the services described in sections 3 and 4 hereof.



      7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Portfolios, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for each Portfolio's account with brokers or dealers selected by you in accordance with Portfolios policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Portfolios, you shall act solely as investment counsel for such clients and not in any way on behalf of the Portfolios.



      Your services to the Portfolios pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Trust. Whenever the Portfolios and one or more other accounts or investment companies advised by the Manager have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Manager to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Manager to be equitable. The Portfolios recognize that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Portfolios.



      8. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Trust agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Portfolios in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, the Portfolios or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder. Any person, even though also employed by you, who may be or become an employee of and paid by the Portfolios shall be deemed, when acting within the scope of his or her employment by the Portfolios, to be acting in such employment solely for the Portfolios and not as your employee or agent.



      9. Duration and Termination of This Agreement. This Agreement shall remain in force until September 30, 1998, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or, with respect to each Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio.

The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.



      This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Portfolio or by the Trust's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment.



      10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.



      11. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Scudder Pathway Series" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of any Portfolio, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of any Portfolio to any extent whatsoever, but that the Trust estate only shall be liable.



      You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of each Portfolio pursuant to this Agreement shall be limited in all cases to the Portfolios and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolios or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each Portfolio, or series, under the Declaration are separate and distinct from those of any and all other series.



      12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



      In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.



      This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause a Portfolio to fail to comply with the requirements of Subchapter M of the Code.

      This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Trust on behalf of the Portfolios.



      If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                          Yours very truly,

                                          SCUDDER PATHWAY SERIES, on behalf of

                                          Conservative Portfolio
                                          Balanced Portfolio
                                          Growth Portfolio
                                          International Portfolio


                                          By: /s/Daniel Pierce
                                              --------------------
                                          President


      The foregoing Agreement is hereby accepted as of the date hereof.

                                          SCUDDER KEMPER INVESTMENTS, INC.




                                          By: /s/Stephen R. Beckwith
                                              --------------------------
                                          Managing Director